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Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 033-65309) of Civic BanCorp of our report dated June 13, 2001 relating to the financial statements of the CivicBank of Commerce Profit Sharing Retirement Plan, which appears in the Annual Report of Form 11K.


/s/ Armanino McKenna LLP